UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2022

LIGHT & WONDER, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11693	81-0422894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of registrant’s principal executive office)

(702) 897-7150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	LNW	The NASDAQ Stock Market
Preferred Stock Purchase Rights		The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

	☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02. Results of Operations and Financial Condition.

On August 9, 2022, Light & Wonder, Inc. (the “Company”) issued a press release announcing, among other things, results for the three and six months ended June 30, 2022. A copy of the press release that will be discussed on the Company’s earnings call is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company’s press release, in addition to containing results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), contains certain “non-GAAP financial measures” as that term is defined by the rules of the Securities and Exchange Commission (the “SEC”). The Company’s press release includes the most directly comparable financial measures calculated and presented in accordance with GAAP, information reconciling the non-GAAP financial measures to the most directly comparable GAAP financial measures, a statement disclosing the reasons why the Company’s management believes that presentation of the non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations, and a statement disclosing the additional purposes for which the Company’s management uses the non-GAAP financial measures.
The non-GAAP financial measures used in the press release should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP. The non-GAAP financial measures as defined in the press release may differ from similarly titled measures presented by other companies. The non-GAAP financial measures, as well as other information in the press release, should be read in conjunction with the Company’s financial statements filed with the SEC.

The information contained under Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On August 4, 2022, the Board of Directors (the “Board”) of the Company elected Stephen Morro as a director of the Company, effective August 9, 2022.

Mr. Morro served as a non-executive director of Aristocrat Leisure Limited from 2010 to 2020, including as Lead U.S. Director. From 1988 to 2010, Mr. Morro held various roles at International Game Technology PLC, including as President, North American Gaming Division, and Chief Operating Officer, from 2005 to 2007 and 2007 to 2008, respectively. Mr. Morro has over thirty years of experience in the highly regulated gaming industry as a supplier, operator and regulator.

Mr. Morro will be eligible to participate in all compensation plans applicable to non-employee members of the Board, including annual retainers and equity-based compensation (as described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 29, 2022). In connection with joining the Board, Mr. Morro will receive stock options for 10,000 shares of the Company’s common stock, which will have a four-year vesting schedule and an exercise price based on the average of the high and low sales prices of the Company’s common stock on the trading day immediately prior to the grant date. As additional compensation for joining the Board, in light of the business opportunities and associated compensation that Mr. Morro had to forgo, Mr. Morro will also receive $400,000 of restricted stock units (“RSUs”), with such RSUs vesting immediately at the grant date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of the Company, dated August 9, 2022.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHT & WONDER, INC.

Dated:	August 9, 2022	By:	/s/ Constance P. James
		Name:	Constance P. James
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary